Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Form S-1 Registration Statement No. 333-213801 on Form S-3 of our report dated March 17, 2017, relating to the financial statements of ViewRay, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of ViewRay, Inc. for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
San Francisco, CA
March 17, 2017